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                                                                   EXHIBIT 99.1

May 2, 2005

Robin Marino

Dear Robin:

     We are very pleased and excited to extend and offer to you to join Martha Stewart Living Omnimedia, Inc ("MSO") as described below:

1) POSITION: You will serve in a full-time capacity as an MSO employee with the title of President-Merchandising, in the Merchandising segment, subject to review on an annual basis.

2) TERM: You shall begin work effective on a date to be determined (the "Start Date"), and your employment shall continue until terminated by either you or MSO (the "Term"), subject to the terms of paragraph 14 entitled "Severance".

3) DUTIES: During the Term, you will devote your full business time, attention and energies to the performance of duties included in the attached job description and such other duties as may be reasonably assigned to you and which are consistent with your titles. In performing your duties you will report directly to the CEO & President, or other position(s) as MSO deems appropriate. It will be your responsibility to keep that office informed on a timely basis and as directed on your progress with respect to your duties hereunder.

4) COMPENSATION: You will be paid a salary at the annual rate of not less than $495,000, payable as earned, in 26 equal payments of $19,038.46 in accordance with MSO's standard payroll practices for salaried employees. Your MSO compensation level is Grade 39. In a manner consistent with other MSO senior executives, you will be eligible for salary increases based upon your performance and the performance of MSO as the then-current policies of MSO provide for executives at your level.

5) BONUS: Provided you continue to be employed by MSO at the time annual bonuses are paid, you will be eligible for an annual target bonus of 70% of your base salary, pursuant to company policies. In general, your bonus will be determined based upon MSO's customary practices in effect from time to time with respect to bonus determination for executives of comparable level, and is based upon management's evaluation of your performance as President-Merchandising, as well as the performance of MSO against certain goals and targets set by MSO's Executive Office, the Board of Directors and/or the Compensation Committee thereof. Your 2005 bonus is guaranteed to be paid at the end of February 2006, in the amount of $250,000.

6) SIGNING BONUS: We will pay you a signing bonus of $328,000, in accordance with MSO's standard payroll practices, of which will be payable within 15 days of your start date. In the event you voluntarily leave MSO's employment within the first six months thereof, you will be obligated to repay this amount in full to MSO. In the event you leave voluntarily after six months and before twelve months of employment you will repay 50% of the amount to MSO.

7) BENEFITS: You will be eligible for all employment benefits provided by MSO subject to the terms and conditions of any relevant benefits plan document and MSO's then-current policy (which may be changed by MSO from time to time), which presently entitles you to coverage as of your first day of work.

8) LONG-TERM INCENTIVE PLANS: As of your start date, you will be granted 45,000 shares of restricted stock (the "Award") under the Amended and Restated 1999 Stock Incentive Plan (the "Plan"). The Award represents the right to receive shares of MSO Class A common stock on the respective vesting dates. The Award will vest over three years, with thirty-three percent (33%) vesting on your first anniversary, thirty-three percent (33%) vesting on your second anniversary, and the remaining thirty-four percent (34%) vesting on your third anniversary. Except as may otherwise be provided in the Plan or in the Martha Stewart Living Omnimedia, Inc. 2005 Executive Severance Pay Plan (the "Severance Plan"), you must be employed by MSO on the respective vesting date in order to receive that portion of the Award. You will be granted an additional 12,500 shares of restricted stock on or around January 1, 2006, if you remain employed by MSO at that time. This award will vest in accordance with the then current policy in effect for other Senior Executives of MSO.

9) VACATION: You will be entitled to four (4) weeks vacation annually in accordance with company policy for Executives.

10) NON-COMPETITION: You hereby agree that during your employment with MSO and during any Tail Period (as defined below), you shall not engage in or become associated with a Competitive Activity (as defined below). A "Competitive Activity" shall mean any
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     business that MSO has a contractual relationship during the twelve month period prior to your termination with respect to which you performed any material duties during your employment with MSO and its affiliates and their predecessors. You shall be deemed to be "engaged in or associated with a Competitive Activity" if you become an owner, employee, officer, director, independent contractor, agent, partner, advisor, or render personal services in any other capacity, with or for any individual, partnership, corporation or other organization (collectively, an "Enterprise") that is engaged in a Competitive Activity, provided, however, that you shall not be prohibited from (a) owning less than five percent of the stock in any publicly traded Enterprise engaging in a Competitive Activity, or (b) being an employee, independent contractor or otherwise providing services to an Enterprise that is engaged in a Competitive Activity so long as your services relate to an aspect or endeavor of such Enterprise that is distinct from, and unrelated to, and you have no influence or control over, such Enterprise's pursuit of a Competitive Activity. "Tail Period" shall mean the period, if any, commencing on the date that your employment with MSO terminates, and ending on the twelve-month anniversary of such date. If, at any time, the provisions of this paragraph shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this paragraph shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and you agree that this paragraph as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. You agree that the remedies at law for any breach or threat of breach by you of this paragraph will be inadequate, and that, in addition to any other remedy to which MSO may be entitled at law or in equity, MSO will be entitled to seek a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches thereof. Your such agreement shall not be deemed to prohibit you from opposing such relief on the basis of a dispute of facts related to any such application.

11) CONFIDENTIALITY: You agree to sign the MSO confidentiality agreement upon hire.

12) AT WILL STATUS: You specifically understand and agree that your employment hereunder shall be at all times on an "at will" basis, meaning that either you or MSO can terminate your employment at any time and for any reason, with or without cause or notice, and nothing contained herein shall be construed as establishing any other relationship between you and MSO.

13) WORK FOR HIRE: As an MSO employee, you will be part of a team of highly talented individuals, whose creative contributions are an integral part of MSO's success as a company. Accordingly, you acknowledge and agree that MSO has specially ordered and commissioned any and all results and proceeds of your services hereunder (the "works") as works-made-for-hire under the United States copyright Act and all similar laws throughout the world (the "Act"), and that MSO shall be deemed the sole author and owner of all right, title and interest in the Works in any an all languages, formats and media, whether now known or hereafter created, throughout the world in perpetuity (the "Rights"). If the Works or any part of the Works are not deemed works-made-for-hire under the Act, you hereby irrevocably grant and assign the Rights exclusively to MSO. You hereby waive any so-called moral rights of authors and other similar rights in connection with the Works. You acknowledge and agree that MSO is not under any obligation to use the Works, and may exploit, reproduce, distribute, make derivative works of, alter or edit the Works or combine the Works with other materials, in any media whether now known or hereafter created throughout the world, in MSO's sole discretion, free of any obligation to you whatsoever, financial or otherwise. You hereby waive the right to seek or obtain any injunctive or other equitable relief in connection with MSO's exploitation of the Works and any Rights therein. You agree that upon any termination of your employment, you will immediately turn over any and all of the Works in your possession to MSO. You irrevocably grant to MSO the perpetual right to use and authorize others to use your name, biographical information, photograph, and likeness (in each case in a form approved by you) in connection with any use of the Works and/or in connection with your employment with MSO. You represent and warrant that you have the right to perform your services for MSO and to grant the Rights in the Works to MSO, and that, to the best of your knowledge, the Works will be original with you, and neither the Works, nor MSO's exercise of any of the Rights, shall violate or otherwise conflict with the rights of any person or entity.

14) SEVERANCE: You will be a participant in the 2005 Executive Severance Plan (attached). Notwithstanding the provisions of Section 2.04 of the Severance Plan, Section 1 (b) of the Restricted Stock Award Agreement with respect to the initial grant shall apply in the event of your Death or Disability.

15) PERSONAL ASSISTANT: You shall have the right to hire a personal assistant of your choosing and, notwithstanding the provisions of Section 2.03 of the Severance Plan, you shall not be prohibited from taking your personal assistant with you upon termination of your employment for any reason.

     We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing this letter as well as the confidentiality agreement and returning them to me.

     Robin, all of us are very excited at the prospect of having you on the Martha Stewart Living Omnimedia team. We think that you will enjoy our highly creative and collaborative atmosphere, and we know that we will enjoy having you here.

                                Very truly yours,

                                /s/ James Follo

                                James Follo
                                Chief Financial and Administrative Officer
                                Martha Stewart Living Omnimedia, Inc.

ACCEPTED AND AGREED:

/s/ Robin Marino

Robin Marino

Date: May 2, 2005

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                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                                 JOB DESCRIPTION

Position Title:               President- Merchandising

Reports to:                   President and Chief Executive Officer

Primary Responsibility:       Primarily responsible for growth of existing
                              licensed product programs, as well as the
                              development of new product programs both within
                              existing license agreements and the development of
                              programs with new license partners.

Principal duties:             Overall responsibility for Merchandising segment
                              performance and growth, including development of
                              long-term business plans and annual budgets.

                              Develop new product categories that will leverage off existing product lines and create new categories.

                              Develop and maintain relationships with senior management of licensing partners.

                              Infuse and retain strong sense of brand vision throughout the design and presentation of all products.

                              Insure compliance with terms and conditions of all licensing agreements.

                              Insure that product quality is maintained across all licensed products.

                              Manage execution of all new product launches
                              Develop marketing and public relation plans for all licensed products

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